Exhibit 99.2

SELECTED HISTORICAL FINANCIAL DATA

The following table displays selected historical financial data for Comtech Telecommunications Corp. and subsidiaries (the “Company”). During the fiscal quarter ended January 31, 2005, the Company adopted Emerging Issues Task Force (“EITF”) Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share.” The Company has restated, for comparative purposes, the historical share and per share data, including earnings per share, to reflect the impact of the assumed conversion of the Company’s 2.0% convertible senior notes in calculating diluted earnings per share. No restatement of earnings per share for periods prior to fiscal 2004 was required since the convertible senior notes were not outstanding during these periods. All share and per share amounts have also been adjusted to reflect the three-for-two stock split of the Company’s common shares that occurred on April 4, 2005. Detailed historical financial information is included in the audited consolidated financial statements for fiscal years 2004, 2003, 2002, 2001 and 2000, as previously filed with the Securities and Exchange Commission.

	Years Ended July 31, (In thousands, except per share amounts)
	2000	2001	2002	2003	2004

Consolidated Statement of Operations Data:
Net sales	$66,444	135,931	119,357	174,035	223,390
Cost of sales	45,942	87,327	78,780	114,317	135,858

Gross profit	20,502	48,604	40,577	59,718	87,532
Expenses:
Selling, general and administrative	12,058	22,707	22,512	28,045	36,016
Research and development	2,644	10,190	11,041	12,828	15,907
In-process research and development	10,218	—	2,192	—	940
Amortization of intangibles	230	2,552	1,471	2,039	2,067

	25,150	35,449	37,216	42,912	54,930

Operating income (loss)	(4,648)	13,155	3,361	16,806	32,602
Other expenses (income):
Interest expense	381	4,015	3,061	2,803	1,425
Interest income	(1,511)	(2,303)	(452)	(275)	(921)
Other (income) expense, net	201	841	(28)	—	—

Income (loss) from continuing operations before income taxes	(3,719)	10,602	780	14,278	32,098
Provision (benefit) for income taxes	85	3,888	(368)	4,569	10,271

Income (loss) from continuing operations	(3,804)	6,714	1,148	9,709	21,827
Discontinued operations:
Loss from operations of discontinued segment (less applicable
income tax benefit of $79 in 2000)	(137)	—	—	—	—

Net income (loss)	$(3,941)	6,714	1,148	9,709	21,827

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.30)	0.41	0.07	0.57	1.03
Loss from discontinued operations	(0.01)	—	—	—	—

Basic income (loss)	$(0.31)	0.41	0.07	0.57	1.03

Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.30)	0.38	0.07	0.53	0.92
Loss from discontinued operations	(0.01)	—	—	—	—

Diluted income (loss)	$(0.31)	0.38	0.07	0.53	0.92

Weighted average number of common shares outstanding - Basic	12,743	16,533	16,788	17,168	21,178
Effect of dilutive securities:
Stock options	—	1,265	774	1,122	1,890
Conversion of convertible senior notes	—	—	—	—	1,713

Weighted average number of common and common equivalent
shares outstanding assuming dilution - Diluted	12,743	17,798	17,562	18,290	24,781

Other Consolidated Operating Data:
Backlog at period-end	$50,538	50,094	44,121	100,142	83,549
New orders	78,345	135,487	113,384	230,056	206,797
Research and development expenditures - internal and customer funded	6,916	11,846	13,070	16,504	21,656

	As of July 31, (In thousands)
	2000	2001	2002	2003	2004

Consolidated Balance Sheet Data:
Total assets	$126,031	146,988	126,586	164,250	306,390
Working capital	65,267	67,089	51,577	74,801	201,218
Long-term debt	37,900	42,000	28,683	—	—
Convertible senior notes	—	—	—	—	105,000
Long-term capital lease obligations	908	2,157	1,294	393	158
Stockholders’ equity	57,782	65,565	67,288	117,568	142,398

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SELECTED HISTORICAL FINANCIAL DATA (CONTINUED)

	For the three months ended (In thousands, except per share amounts)
	October 31, 2003	January 31, 2004	April 30, 2004	July 31, 2004	October 31, 2004

Consolidated Statement of Operations Data:
Net sales	$56,296	56,794	51,244	59,056	56,122
Cost of sales	35,316	36,181	30,635	33,726	29,001

Gross profit	20,980	20,613	20,609	25,330	27,121
Expenses:
Selling, general and administrative	8,574	8,804	8,775	9,863	11,224
Research and development	3,541	3,664	3,993	4,709	4,896
In-process research and development	—	—	—	940	—
Amortization of intangibles	500	499	499	569	569

	12,615	12,967	13,267	16,081	16,689

Operating income	8,365	7,646	7,342	9,249	10,432

Other expenses (income):
Interest expense	24	51	675	675	669
Interest income	(105)	(114)	(324)	(378)	(643)

Income from continuing operations before income taxes	8,446	7,709	6,991	8,952	10,406
Provision for income taxes	2,703	2,466	2,238	2,864	3,330

Net income	$5,743	5,243	4,753	6,088	7,076

Net income per share:

Basic	$0.27	0.25	0.22	0.29	0.33

Diluted	$0.25	0.22	0.20	0.25	0.28

Weighted average number of common shares outstanding - Basic	20,930	21,120	21,326	21,339	21,363
Effect of dilutive securities:
Stock options	2,110	2,202	1,780	1,467	1,764
Conversion of convertible senior notes	—	185	3,333	3,333	3,333

Weighted average number of common and common equivalent
shares outstanding assuming dilution - Diluted	23,040	23,507	26,439	26,139	26,460

Other Consolidated Operating Data:
Backlog at period-end	$98,968	97,142	90,905	83,549	162,639
New orders	55,122	54,968	45,007	51,700	135,212
Research and development expenditures - internal and customer funded	4,386	4,131	6,454	6,685	5,684

	As of (In thousands)
	October 31, 2003	January 31, 2004	April 30, 2004	July 31, 2004	October 31, 2004

Consolidated Balance Sheet Data:
Total assets	$172,456	286,682	296,401	306,390	316,501
Working capital	81,726	190,228	194,999	201,218	208,718
Convertible senior notes	—	105,000	105,000	105,000	105,000
Long-term capital lease obligations	320	254	194	158	124
Stockholders’ equity	124,228	131,182	136,147	142,398	149,796

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